UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2008

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52048	84-1702964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 Avenue of the Americas New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 562-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On March 4, 2008, Cowen Group, Inc., a Delaware corporation (the “Company”), announced that, effective immediately, Kim S. Fennebresque, Chairman, Chief Executive Officer and President of the Company, had resigned as Chief Executive Officer and President.  Mr. Fennebresque will serve as Non-Executive Chairman of the Board of Directors (the “Board”) and will be employed as a Senior Advisor to the Company.  The Company’s related press release is filed as Exhibit 99.1 to this Form 8-K

In connection with Mr. Fennebresque’s retirement as Chief Executive Officer and President of the Company, Mr. Fennebresque and the Company entered into an agreement containing the terms and conditions of his resignation (the “Resignation Agreement”).  The Resignation Agreement is filed as Exhibit 10.1 to this Form 8-K.  The Resignation Agreement provides, among other things, that in exchange for certain promises, covenants and waivers contained therein:  (a) Mr. Fennebresque will forfeit in its entirety to the Company the equity award he received in connection with the initial public offering of the Company (the “IPO Award”); (b) Mr. Fennebresque shall continue to vest in the equity awards he received as part of his 2006 and 2007 annual compensation; and (c) upon a “Change in Control” of the Company (as defined in the Resignation Agreement) at any point prior to January 1, 2009, Mr. Fennebresque shall receive a lump sum cash payment equal to the number of shares subject to the IPO Award (975,000), multiplied by the value per share paid or delivered in the Change in Control transaction, with such adjustments as may be necessary to reflect the manner and form of payment in connection with the Change in Control transaction.

On March 4, 2008, Mr. Fennebresque and the Company entered into an agreement containing the terms and conditions of his employment as a Senior Advisor to the Company (the “Fennebresque Employment Agreement”).  The Fennebresque Employment Agreement is filed as Exhibit 10.2 to this Form 8-K.  The Fennebresque Employment Agreement provides, among other things, that: (a) Mr. Fennebresque shall be employed as a Senior Advisor to the Company from March 4, 2008 until his resignation, retirement, or termination or until the end of the calendar year of his 70th birthday, at an annual salary of two hundred fifty thousand dollars ($250,000), with a time commitment to the Company not to exceed 20% of Mr. Fennebresque’s time; (b) Mr. Fennebresque shall be entitled to an office paid for by the Company, subject to an initial per annum cap of seventy five thousand dollars ($75,000) and a terminal cap of one hundred seventy five thousand dollars ($175,000); (c) Mr. Fennebresque shall be entitled to the services of an administrative assistant of his choosing, who shall be a salaried employee of the Company; (d) The Company will provide Mr. Fennebresque, his spouse and dependents with health and medical benefits for the remainder of his lifetime (to the extent permitted by the terms of the Company’s benefit plans); and (e) Mr. Fennebresque shall have continued use of the car and driver provided to him by the Company through December 31, 2008.

 (c) and (d)  On March 4, 2008, the Company announced that the Board had unanimously elected David M. Malcolm, age 60, as President and Chief Executive Officer of the Company, effectively immediately.  The Board also voted to increase the number of Class I Directors to three and appoint Mr. Malcolm to the Board to serve as a Class I Director with his term expiring at the 2009 Annual Meeting of Shareholders.  Mr. Malcolm previously served as Executive Vice Chairman of the Company from October 2006.  He joined the Company as a Managing Director in our Investment Banking division in 1996.

In connection with his appointment as Chief Executive Officer and President of the Company, Mr. Malcolm and the Company entered into an agreement containing the terms and conditions of his employment (the “Malcolm Employment Agreement”).  The Malcolm Employment Agreement is filed as

Exhibit 10.3 to this Form 8-K.

  The Malcolm Employment Agreement provides, among other things, that Mr. Malcolm shall be employed as the Chief Executive Officer and President of the Company from March 4, 2008 through December 31, 2010.  Thereafter, Mr. Malcolm’s term of employment shall be automatically renewed on an annual basis on January 1 of each successive year, subject to mutual termination provisions.  Mr. Malcolm shall be entitled to an annual salary of two hundred fifty thousand dollars ($250,000) and shall be eligible to receive an annual performance-based bonus as determined by the Compensation Committee of the Board.  In addition, subject to certain vesting provisions, Mr. Malcolm will receive the right to purchase 6.25% of the general partner of an affiliated alternative asset management partnership relating to Cowen Healthcare Royalty Partners (the “CHRP Interest”).

Mr. Malcolm may retire at any time following payment by the Company of annual bonuses for the 2010 calendar year or thereafter.  Upon his retirement, Mr. Malcolm shall be employed by the Company as a Senior Advisor for a three-year term at an annual salary of seven hundred fifty thousand dollars ($750,000).  In addition, the Company will provide Mr. Malcolm, his spouse and dependents with health and medical benefits during this three-year period (to the extent permitted by the terms of the Company’s benefit plans) (the “Post Retirement Benefits”).

In the event that Mr. Malcolm’s employment is terminated by the Company without Cause or by him with Good Reason (as defined in the Malcolm Employment Agreement), he shall be entitled to receive a lump sum cash payment of three million dollars ($3,000,000), as well as a lump sum cash payment equal to the aggregate value of the Post-Retirement Benefits.  In addition, in the event that a termination by the Company without Cause or by him for Good Reason occurs prior to December 31, 2009, the CHRP Interest shall immediately vest.

In the event that Mr. Malcolm’s employment is terminated by the Company without Cause or by him with Good Reason after a Change in Control of the Company (as defined in the Malcolm Employment Agreement), he shall be entitled to receive a lump sum cash payment of five million dollars ($5,000,000) as well as a lump sum cash payment equal to the aggregate value of the Post-Retirement Benefits.  In addition, in the event that a termination by the Company without Cause or by him for Good Reason occurs prior to December 31, 2009, the CHRP Interest shall immediately vest.

Item 9.01.  Exhibits.

(d)	Exhibits

10.1	Resignation Agreement between the Company and Mr. Fennebresque dated March 4, 2008.

10.2	Employment Agreement between the Company and Mr. Fennebresque dated March 4, 2008.

10.3	Employment Agreement between the Company and Mr. Malcolm dated March 4, 2008.

99.1	Press Release issued by the Company dated March 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Date: March 6, 2008	By:	/s/ Christopher A. White
		Name:	Christopher A. White
		Title:	Vice President